Contact:
Yuhe International, Inc.	CCG Investor Relations Inc.
Mr. Zhentao Gao, CEO	Mr. Crocker Coulson, President
Phone: +86-536-7363-688	Phone: +1-646-213-1915 (New York)
Email: yuhe7363688@163.com	Email: crocker.coulson@ccgir.com
www.yuhepoultry.com	www.ccgir.com

Yuhe International Inc. Reports Strong Second Quarter 2008 Results

Weifang, Shandong Province, P.R.C. August 14, 2008 - Yuhe International Inc. (OTC BB: YUII) (“Yuhe” or “the Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People’s Republic of China (“PRC”), today announced its financial results for the second quarter ended June 30, 2008.

Yuhe’s reported financial statements represent the consolidated results of Weifang Yuhe Poultry Co. Ltd. (“Weifang”) and Weifang Taihong Feed Co. Ltd. (“Taihong”), the Company’s two operating subsidiaries, from March 1, 2008 to June 30, 2008. For comparison purposes, the Company has provided a pro forma consolidated statement of operations for Weifang and Taihong both for the six months ended June 30, 2008 and 2007 as well as the three months ended June 30, 2007. These pro forma results are presented (in Tables 4 and 5 below) and discussed because the Company considers them useful for investors as more indicative of the underlying performance of the business as currently constituted for the periods presented.

Second Quarter 2008 Highlights

•	Revenue for the quarter was $5.6 million, up 83.2% compared to pro forma revenue from the second quarter of 2007

•	Gross profit for the quarter was $1.8 million, up 63.7% from pro forma gross profit in the same period last year

•	Operating income was $1.4 million, an increase of 90.4% compared to pro forma operating income the prior year

•	Net income was $1.2 million, or $0.07 per basic and fully diluted share, up 151.1% from pro forma net income of $0.5 million, or $0.05 per basic and fully diluted share for the same period in 2007

•	Appointed new independent directors and new CFO

“We achieved significant growth in revenue in the second quarter of 2008 due to increased productivity from our parent breeders,” commented Mr. Zhentao Gao, CEO of Yuhe International Inc. “What’s more, despite higher expenses due primarily to the growing cost of feed, we were able to maintain relatively stable margins and record an increase in net income due to more efficient operating practices. The poultry industry in China is experiencing significant expansion due to strong demand and favorable market conditions. To take full advantage of this, we are in the midst of enlarging our mature breeder stock and continuing to expand our facilities,” he added.

Second Quarter 2008 Results

Total reported revenue for the second quarter of 2008 equaled $5.6 million, up 83.2% from $3.1 million in pro forma revenue for the three month period ended June 30, 2007. The increase was mainly driven by growth in sales volume of day-old broilers by 5.0 million birds, or 74.0%, from 6.8 million birds in 2007 to 11.9 million in 2008. The increase in sales volume resulted from the purchase of 0.2 million new breeders in the third quarter 2007 which began to produce broilers in this quarter.

Gross profit increased 63.7% to $1.8 million in the second quarter of 2008, compared to $1.1 million in pro forma gross profit the prior year period. Gross margin was 32.8% as compared to pro forma gross margin of 36.7% during the same period in 2007. The decrease in gross margin was due largely to an increase in feed prices, which rose 24.0% from the second quarter of 2007.

Operating expense for the second quarter of 2008 was $0.5 million, up 17.28% compared to pro forma operating expense of $0.4 million for the second quarter of 2007. The increase of operating expenses was a result of increases in general and administrative and selling expenses compared to pro forma expenses in the same period last year.

Operating income for the second quarter of 2008 totaled $1.4 million, up $0.7 million, or an increase of 90.4% compared to pro forma operating income for the same period in 2007. Operating margin was 24.2%, compared to pro forma operating margin of 23.3% in the same quarter of 2007.

Net income for the three months ended June 30, 2008 was $1.2 million, or $0.07 per basic and fully diluted share, up 151.1% compared to pro forma net income of $0.5 million, or $0.05 per basic and fully diluted share, for the same period last year.

Six Month Results

In the six months ended June 30, 2008, Yuhe reported net revenues of $6.7 million. Pro forma net revenues for the period were $8.2 million, up $2.2 million or 35.8% from pro forma net revenues in the six months ended June 30, 2007. Gross profit was $2.1 million. Pro forma gross profit for first six months of 2008 was $2.2 million, up 113.2% or $1.2 million from pro forma gross profit of $1.0 million in the same period prior year. Gross margin was 30.8% while pro forma gross margin for the six months ended June 30, 2008 was 27.1%, up from pro forma gross margin of 17.2% in the same period last year. Reported operating income for the six month period was $1.3 million. Pro forma operating income for the period was $1.5 million, up 313.9% from $0.4 million in pro forma operating income for the same period of 2007. Operating margin was 19.2%. Pro forma operating margin for the six months ended June 30, 2008 was 18.4% compared to pro forma operating margin of 6.0% for the same period in 2007. Net income reported for the six months ended June 30, 2008 was $0.9 million, or $0.07 per basic and fully diluted share. Pro forma net income was $1.0 million, or $0.08 per basic and fully diluted share, compared to pro forma net loss of $0.2 million, or $(0.02) per basic and fully dilute share, in the same period of 2007.

Financial Condition

As of June 30, 2008, the Company had $0.8 million in cash and cash equivalents and working capital of $1.3 million and a current ratio of 1.1. The Company has $31.6 million in shareholders’ equity compared to $2.0 at the end of 2007.

Business Outlook

“Yuhe achieved solid revenue growth in the second quarter of 2008 and we expect to continue growing revenue from our day-old broiler sales to $28.4 million in 2008. To meet strong industry demand, we have completed the construction of two new parent breeder farms, with an additional two farms on track to be completed by the end of 2008. In total, we plan to increase our breeder population by 0.5 million birds,” stated Mr. Zhentao Gao. “Given our current growth trajectory, we are confident that we will be able to emerge as the largest producer of day-old broilers in China.”

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern time on Monday, August 18, 2008 to discuss its second quarter 2008 results. Hosting the call will be Mr. Crocker Coulson, president of CCG Investor Relations, joined by Zhentao Gao, chief executive officer of Yuhe International, and Mr. Vincent Hu, the Company’s chief financial officer.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-888-419-5570. International callers should dial +1-617-896-9871. When prompted by the operator, mention conference pass code 196 240 60.

If you are unable to participate in the call at this time, a replay will be available for seven days after the call is held. To access the replay, please dial 1-888-286-8010 or +1-617-801-6888 from outside the US and enter pass code 74617660.

About Yuhe International, Inc.

Founded in 1996, Yuhe is the second largest day-old broiler breeder in China. The Company’s main operations involve breeding, as all broilers are sold within a day of hatching. With headquarters in Weifang, Shandong province, the Company has modern facilities and is led by an experienced team which includes experts in chicken breeding, disease prevention and animal husbandry science. Yuhe has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd. which largely supplies the Company’s internal demand for chicken feed. Currently, 85% of the Company’s sales are in Shandong province with a customer base of 27 local agents. The Company has imported state-of-the-art equipment from the United States, Germany and Japan and has passed ISO9001 certification, allowing it to adhere to international standards of operation. For more information on the Company and its products, please visit http://www.yuhepoultry.com.

Cautionary Statement

This press release contains forward-looking statements concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- FINANCIAL TABLES FOLLOW-

Table 1
YUHE INTERNATIONAL INC.
(Formerly known as First Growth Investors Inc.)
CONSOLIDATED INCOME STATEMENT

	For The Six Months Ended		For The Three Months Ended
	June 30		June 30
	2008	2007	2008	2007

Net revenues	$6,708,482	$-	$5,604,931	$-

Cost of revenue	(4,643,247)	-	(3,768,540)	-

Gross profit	2,065,235	-	1,836,391	-

Operating Expenses
Selling expenses	(144,831)	-	(96,291)	-
General and administrative expenses	(719,211)	-	(457,961)	-
Bad Debts recovery	86,915	-	73,770	-

Total operating expenses	(777,127)	-	(480,482)	-

Income from operations	1,288,108	-	1,355,909	-

Non-operating income (expenses)
Interest income	4,455	-	4,297	-
Other income	5,900	-	-	-
Gain on disposal of fixed assets	87,588	-	87,588	-
Investment income	6,074	-	6,074	-
Interest expenses	(443,120)	-	(262,646)	-
Other expenses	(56,342)	-	(26,078)	-

Total other expenses	(395,445)	-	(190,765)	-

Net income before income taxes	892,663	-	1,165,144	-
Income taxes	-	-	-	-

Net income	$892,663	$-	$1,165,144	$-

Other comprehensive income
Foreign currency translation	1,068,750	-	650,829	-

Comprehensive income	$1,961,413	$-	$1,815,973	$-

Earnings per share

Basic	$0.07	$-	$0.07	$-
Diluted	$0.07	$-	$0.07	$-

Weighted average shares outstanding

Basic	12,844,935	8,626,318	15,543,330	8,626,318
Diluted	13,039,395	8,626,318	15,868,739	8,626,318

Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$845,565	$1,050,168
Accounts receivables	3,936	-
Inventories	9,319,204	-
Note receivables, net	4,278,651	-
Advances to suppliers	1,265,078	-

Total current assets	15,712,434	1,050,168

Plant and equipment, net	16,892,878	-
Deposits paid for acquisition of long term assets	10,573,936	-
Other receivables, net	346,501	-
Unlisted investments	298,660	-
Intangible assets, net	2,934,922	-
Due from related companies	3,945,779	1,000,000
Due from a shareholder	15,000	-
Deferred expenses	639,662	-

Total assets	$51,359,772	$2,050,168

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,303,801	$-
Current portion of long term loans	5,748,130	-
Loans payable	1,096,820	-
Other payable	999,195	-
Payroll and payroll related liabilities	779,614	-
Accrued expenses	609,112	70
Advances from customers	187,313	-
Other tax payables	141,178	-
Due to related companies	517,400	2,210

Total current liabilities	14,382,563	2,280

Non-current liabilities
Long-term loans	4,991,414	-
Loan from director	291,045	-
Other long term liabilities	143,224	-

Total liabilities	19,808,246	2,280

Stockholders' Equity
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock at $.001 par value; authorized 500,000,000 shares authorized, 15,543,330 and 8,626,318 equivalent shares issued and outstanding	15,543	8,626
Additional paid-in capital	29,576,782	2,041,474
Retained earnings	890,451	(2,212)
Accumulated other comprehensive income	1,068,750	-

Total stockholders’ equity	31,551,526	2,047,888

Total liabilities and stockholders’ equity	$51,359,772	$2,050,168

Table 3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Six Months Ended
	June 30
	2008	2007
Cash flows from operating activities
Net income	$892,663	$-
Adjustments to reconcile net income to net cash used in operating activities:
Stock based compensation	33,946	-
Depreciation	621,912	-
Amortization	26,497	-
Bad debts recovery of other receivables	(86,915)	-
Gain on disposal of fixed assets	(87,588)	-
Income from unlisted investment	(6,074)	-
Changes in operating assets and liabilities:
Accounts receivable	(2,359)	-
Advances to suppliers	(301,750)	-
Inventories	(4,350,914)	-
Deferred expenses	(37,339)	-
Accounts payable	(699,260)	-
Other payable	(370,416)	-
Payroll and payroll related liabilities	10,926	-
Accrued expenses	(574,584)	-
Advances from customers	(29,814)	-
Other tax payables	9,386	-

Net cash used in operating activities	(4,951,683)	-

Cash flows from investing activities
Deposits paid and acquisition of property, plant and equipment	(11,394,809)	-
Proceeds from disposal of fixed assets	118,216	-
Acquisition of subsidiaries	(10,567,946)	-
Advances to notes receivables	(3,432,604)	-
Advances to related parties receivables	(34,185)	-

Net cash used in investing activities	(25,311,328)	-

Cash flows from financing activities
Proceeds from loan payable	1,300,726	-
Proceeds from related party borrowing	1,106,240	-
Capital contribution by shareholder	12,149,750	-
Proceeds from issuance of common stock	15,359,523	-

Net cash flows provided by financing activities:	29,916,239	-

Effect of foreign currency translation on cash and cash equivalents	142,169	-

Net decrease in cash	(204,603)	-

Cash- beginning of period	1,050,168	-

Cash- end of period	$845,565	$-

Cash paid during the period for:
Interest paid	$885,005	$-
Income taxes paid	$-	$-

Supplemental disclosure of non cash activities:
Stock based compensation	$33,946	$-
Income from unlisted investment	$6,074	$-
Accrued on construction in progress	$492,526	$-

Table 4

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(THREE MONTHS)

	Three	For the three
	months ended	months ended
	June 30	June 30
	2008	2007
	(As reported)	(Pro forma)
Sales revenue	5,604,931	3,059,436
Costs of goods sold	3,768,540	1,937,471
Gross profit	1,836,391	1,121,965
Selling expenses	96,291	92,557
General and administrative expenses	457,961	317,135
Bad debts recovery	73,770	-
Operating income	1,355,909	712,273
Interest income	4,297	237
Other income	93,662	2,716
Interest expenses	262,646	251,131
Other expenses	26,078	-
Income taxes	-	-
Net income	1,165,144	464,095

Table 5

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(SIX MONTHS)

	Six	Six	Six
	months ended	months ended	months ended
	June 30	June 30	June 30
	2008	2008	2007
	(As reported)	(Pro forma)	(Pro forma)
Sales revenue	6,708,482	8,199,811	6,037,317
Costs of goods sold	4,643,247	5,980,685	4,996,348
Gross profit	2,065,235	2,219,126	1,040,969
Selling expenses	144,831	173,828	154,560
General and administrative expenses	719,211	841,625	521,399
Bad debts recovery	86,915	306,808	-
Operating income	1,288,108	1,510,481	365,010
Interest income	4,455	4,460	251
Other income	99,562	105,166	17,987
Interest expenses	443,120	529,287	522,533
Other expenses	56,342	56,623	52,822
Income taxes	-	-	-
Net income (loss)	892,663	1,034,197	(192,107

The pro forma financial information above was prepared based on the unaudited financial results for the Company’s Weifang and Taihong subsidiaries for the six month period ended June 30, 2008.

The pro forma financial information has been prepared based upon available information and assumptions that the Company believes are reasonable. However, the pro forma financial information is presented for illustrative and informational purposes only and does not purport to represent the Company’s actual results during the corresponding reporting periods nor is it necessarily indicative of the Company’s future performance.